Exhibit 11.1

              WALDEN RESIDENTIAL PROPERTIES, INC.
            COMPUTATION OF NET INCOME PER SHARE (1)
            (In thousands, except per share amounts)
                          (Unaudited)

                                     Three Months Ended     Nine Months Ended
                                        September 30,         September 30,
                                     ------------------     ------------------
                                      1997        1996       1997        1996
                                      ----        ----       ----        ----
Income before extraordinary
   item . . . . . . . . . . . .     $ 6,171     $ 5,487    $18,591     $14,124
Extraordinary loss on debt
   extinguishment . . . . . . .         --         (488)       --       (1,072)
                                    -------     -------    -------     -------
Net income. . . . . . . . . . .       6,171       4,999     18,591      13,052
Preferred distributions . . . .      (3,690)     (1,409)   (11,109)     (2,693)
                                    -------     -------    -------     -------
Net income available to common
   stockholders . . . . . . . .     $ 2,481     $ 3,590    $ 7,482     $10,359
                                    =======     =======    =======     =======
Income per share -- Primary:
  Before extraordinary item,
     less preferred
     distributions. . . . . . .     $  0.14     $  0.28    $  0.43     $  0.80
  Extraordinary loss on debt
     extinguishment . . . . . .         --        (0.03)       --        (0.08)
                                    -------     -------    -------     -------
  Net income available to
     common stockholders. . . .     $  0.14     $  0.25    $  0.43     $  0.72
                                    =======     =======    =======     =======
Income per share -- Additional
   Primary (2):
  Before extraordinary item,
     less preferred
     distributions. . . . . . .     $  0.14     $  0.27    $  0.42     $  0.79
  Extraordinary loss on debt
     extinguishment . . . . . .         --        (0.03)       --        (0.07)
                                    -------     -------    -------     -------
  Net income available to
     common stockholders. . . .     $  0.14     $  0.24    $  0.42     $  0.72
                                    =======     =======    =======     =======
Income per share -- Fully
   diluted (2):
  Before extraordinary item,
     less preferred
     distributions. . . . . . .     $  0.14     $  0.27    $  0.42     $  0.79
  Extraordinary loss on debt
     extinguishment . . . . . .         --        (0.03)       --        (0.07)
                                    -------     -------    -------     -------
  Net income available to
     common stockholders. . . .     $  0.14     $  0.24    $  0.42     $  0.72
                                    =======     =======    =======     =======
Weighted average number of
   shares outstanding:
  Primary . . . . . . . . . . .      17,786      14,645     17,494      14,335
  Dilutive effect of
     outstanding options. . . .         130          61        154          60
                                    -------     -------    -------     -------
  Additional Primary (2). . . .      17,916      14,706     17,648      14,395
  Fully dilutive effect of
     outstanding options. . . .          41          10         29          11
                                    -------     -------    -------     -------
  Fully diluted (2) . . . . . .      17,957      14,716     17,677      14,406
                                    =======     =======    =======     =======

(1) Fully diluted net income per share is not presented because the convertible equity securities and preferred stock are anti-dilutive.

(2)  This calculation is submitted in accordance with Securities
     Exchange Act of 1934 Release No. 9083, although not required by APB Opinion No. 15, because it results in dilution of less than three percent. For the three months ended September 30, 1997, the actual calculation before considering the effects of rounding results in dilution of less than three percent.